Exhibit 99.1

AvidXchange Announces Fourth Quarter 2023 Financial Results

•
Transaction growth and solid yield expansion drive year over year fourth quarter 2023 revenue growth

•
Yield expansion coupled with lower unit cost fuel year over year fourth quarter 2023 gross margin expansion

•
The aforementioned combination & opex discipline materially reduce year over year fourth quarter 2023 loss from operations

•
Exiting 2023 with a strong balance sheet and a net cash position

•
2024 business outlook reflects accelerating revenue growth, continued gross margin expansion and operating leverage

Charlotte, N.C. –February 28, 2024 – AvidXchange Holdings, Inc. (Nasdaq: AVDX), a leading provider of accounts payable (AP) automation software and payment solutions for middle market businesses and their suppliers, today announced financial results for the fourth quarter ended December 31, 2023.

“We had a strong close to 2023 in light of on-going macro headwinds. Our fourth quarter 2023 results mark 10 consecutive quarters of financial outperformance relative to internal expectations. I am particularly pleased with the adjusted EBITDA profit inflection excluding float and political contributions, significantly ahead of expectations. Our success across economic cycles, in our view, stems from the rapid and quantifiable ROI realized by our buyers and suppliers through our accounts payable and payments automation value proposition over our proprietary two-sided network. As such, we believe our offering is viewed as a critical lever and we, in turn, are viewed as our customers’ trusted partner in executing their digital transformation strategy centered on the back office. And, we are in the early innings of capitalizing on this opportunity. With the convergence of marque new ERP integration partnerships, new pay product launches and enhancements, continued unit cost reductions and management additions we advanced in 2023, coupled with product and platform innovations planned to be introduced in 2024, we believe we are well positioned to accelerate our success in the new year,” said Michael Praeger, CEO & Co-Founder of AvidXchange.

Fourth Quarter 2023 Financial Highlights:

•
Total revenue was $104.1 million, an increase of 20.8% year-over-year, compared with $86.2 million in the fourth quarter of 2022.
•
GAAP net loss was $(4.5) million, compared with a GAAP net loss of $(25.0) million in the fourth quarter of 2022.
•
Non-GAAP net income was $9.4 million, compared with a Non-GAAP net loss of $(7.5) million in the fourth quarter of 2022.
•
GAAP gross profit was $67.3 million, or 64.6% of total revenue, compared with $49.9 million, or 57.9% of revenue in the fourth quarter of 2022.
•
Non-GAAP gross profit was $74.4 million, or 71.4% of total revenue, compared with $56.0 million, or 64.9% of revenue in the fourth quarter of 2022.

•
Adjusted EBITDA was $15.6 million compared with $(1.3) million in the fourth quarter of 2022.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Measures and Other Performance Metrics."

Fourth Quarter 2023 Key Business Metrics and Highlights:

•
Total transactions processed in the fourth quarter of 2023 were 19.1 million, an increase of 6.1% from 18.0 million in the fourth quarter of 2022.
•
Total payment volume in the fourth quarter of 2023 was $19.9 billion, an increase of 8.5% from $18.3 billion in the fourth quarter of 2022.
•
Transaction yield in the fourth quarter of 2023 was $5.45, an increase of 13.8% from $4.79 in the fourth quarter of 2022.
•
Buyer customers were more than 8,000 and supplier customers were more than 1,200,000 as of the end of 2023, compared with 8,800 buyer customers and 965,000 suppliers at the end of 2022(1).

(1) The year-end 2023 Buyer customer count reflects the de-commissioning and exit of the Company's legacy Create-a-Check (CAC) on-premise check printing software product, whose associated base of customers was approximately 1,400. Refer to the attached Buyer Customer Count Schedule for additional details.

Full Year 2024 Financial Outlook

As of February 28, 2024, AvidXchange anticipates its Full Year 2024 revenue and adjusted EBITDA to be in the following ranges (in millions):

FY 2024 Guidance
Revenue (1)	$441.0 - $447.0
Adjusted EBITDA(2)	$67.0 - $71.0

(1)
The revenue associated with CAC was approximately $1.0 million in 2023 with no contribution anticipated in 2024.
(2)
A reconciliation of adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Earnings Teleconference Information

AvidXchange will discuss its fourth quarter 2023 financial results during a teleconference today, February 28, 2024, at 10:00 AM ET. The call will be broadcast simultaneously via webcast at https://ir.avidxchange.com/. Following the completion of the call, a recorded replay of the webcast will be available on AvidXchange’s website. In addition to the conference call, supplemental information is available on the Investor Relations section of AvidXchange’s website at https://ir.avidxchange.com/.

About AvidXchange™

AvidXchange is a leading provider of accounts payable (“AP”) automation software and payment solutions for middle market businesses and their suppliers. AvidXchange’s software-as-a-service-based, end-to-end software and payment platform digitizes and automates the AP workflows for more than 8,000 businesses and it has made payments to more than 1,200,000 supplier customers of its buyers over the past five years. To learn more about how AvidXchange is transforming the way companies pay their bills, visit www.AvidXchange.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements generally relate to future events or our future financial or operating performance and often contain words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “outlook,” “project,” “estimate,” “expect,” “future,” “likely,” “may,” “should,” “continue,” “will” and similar words and phrases indicating future results. The information presented in this press release related to our expectations of future performance, including guidance for our revenue and EBITDA for the full year 2024, our accelerating revenue growth and continued gross margin expansion, the strength of our operating leverage, statements related to our positioning to accelerate our success in the new year, our continued strong operational execution, our customers’ perception of the value proposition associated with our products and services, our addressable market opportunity, the role our balance sheet and cash position play in accelerating long-term growth, the impact of the macroeconomic environment on our business, and other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements.

Factors which could cause actual results or effects to differ materially from those reflected in forward-looking statements include, but are not limited to, the risk factors and other cautionary statements described, from time to time, in AvidXchange’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, AvidXchange’s Annual Report on Form 10-K and other documents filed with the SEC, which may be obtained on the investor relations section of our website (https://ir.avidxchange.com/) and on the SEC website at www.sec.gov. Any forward-looking statements made by us in this press release are based only on information currently available to us and speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Non-GAAP Measures and Other Performance Metrics

To supplement the financial measures presented in our press release and related conference call in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: Non-GAAP Gross Profit, Adjusted EBITDA, and Non-GAAP Net Income (Loss).

A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.

We have presented Non-GAAP Gross Profit, Adjusted EBITDA, and Non-GAAP Net Income (Loss) in this press release. We define Non-GAAP Gross Profit as revenue less cost of revenue excluding the portion of depreciation and amortization and stock-based compensation expense allocated to cost of revenues. We define Adjusted EBITDA as our net loss before depreciation and amortization, impairment and write-off of intangible assets, interest income and expense, income tax expense (benefit), stock-based compensation expense, transaction and acquisition-related costs expensed, change in fair value of derivative instrument, non-recurring items not indicative of ongoing operations, and charitable contributions of common stock. We define Non-GAAP Net Income (Loss) as net loss before amortization of acquired intangible assets, impairment and write-off of intangible assets, stock-based compensation expense, transaction and acquisition-related costs expensed, change in fair value of derivative instrument, non-recurring items not indicative of ongoing operations, acquisition-related effects on income tax, and charitable contributions of common stock. Non-GAAP income tax expense is calculated using our blended statutory rate except in periods of non-GAAP net loss when it is based on our GAAP income tax expense. In each case, non-GAAP income tax expense excludes the effects of acquisitions in the period on tax expense.

We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance.

Availability of Information on AvidXchange’s Website

Investors and others should note that AvidXchange routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations section of AvidXchange’s website. While not all information that AvidXchange posts to the Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, AvidXchange encourages investors, the media and others interested in AvidXchange to review the information that it shares at the Investor Relations link located at https://ir.avidxchange.com. Users may automatically receive email alerts and other information about AvidXchange when enrolling an email address by visiting “Email Alerts” in the “Resources” section of AvidXchange’s Investor Relations website https://ir.avidxchange.com.

Investor Contact:

Subhaash Kumar

Skumar1@avidxchange.com

813.760.2309

AvidXchange Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$104,064	$86,175	$380,720	$316,350
Cost of revenues (exclusive of depreciation and amortization expense)	30,846	31,188	121,307	117,864
Operating expenses
Sales and marketing	18,577	19,805	77,523	77,733
Research and development	24,939	21,729	97,555	83,905
General and administrative	26,579	28,680	101,924	91,384
Depreciation and amortization	9,397	8,458	35,912	32,842
Total operating expenses	79,492	78,672	312,914	285,864
Loss from operations	(6,274)	(23,685)	(53,501)	(87,378)
Other income (expense)
Interest income	6,070	4,258	20,890	7,164
Interest expense	(3,413)	(5,488)	(13,519)	(20,749)
Other income (expenses)	2,657	(1,230)	7,371	(13,585)
Loss before income taxes	(3,617)	(24,915)	(46,130)	(100,963)
Income tax expense	856	114	1,195	321
Net loss	$(4,473)	$(25,029)	$(47,325)	$(101,284)
Net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.13)	$(0.23)	$(0.51)
Weighted average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	203,517,119	199,041,867	201,887,669	198,045,805

AvidXchange Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$406,974	$350,563
Restricted funds held for customers	1,578,656	1,283,824
Marketable securities	44,645	110,986
Accounts receivable, net of allowances of $4,231 and $3,123, respectively	46,689	39,668
Supplier advances receivable, net of allowances of $1,333 and $1,872, respectively	9,744	10,016
Prepaid expenses and other current assets	12,070	12,561
Total current assets	2,098,778	1,807,618
Property and equipment, net	100,985	103,892
Operating lease right-of-use assets	1,628	2,343
Deferred customer origination costs, net	27,663	28,284
Goodwill	165,921	165,921
Intangible assets, net	84,805	98,749
Other noncurrent assets and deposits	3,957	5,189
Total assets	$2,483,737	$2,211,996
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$16,777	$13,453
Accrued expenses	56,367	73,535
Payment service obligations	1,578,656	1,283,824
Deferred revenue	12,851	12,063
Current maturities of lease obligations under finance leases	275	477
Current maturities of lease obligations under operating leases	1,525	1,380
Current maturities of long-term debt	6,425	6,425
Total current liabilities	1,672,876	1,391,157
Long-term liabilities
Deferred revenue, less current	14,742	17,487
Contingent consideration, less current portion	-	70
Obligations under finance leases, less current maturities	62,464	61,974
Obligations under operating leases, less current maturities	3,275	4,657
Long-term debt	69,760	75,912
Other long-term liabilities	4,175	3,295
Total liabilities	1,827,292	1,554,552
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 50,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023 and 2022	-	-
Common stock, $0.001 par value; 1,600,000,000 shares authorized as of December 31, 2023 and 2022; 204,084,024 and 199,433,998 shares issued and outstanding as of December 31, 2023 and 2022, respectively	204	199
Additional paid-in capital	1,678,401	1,632,080
Accumulated deficit	(1,022,160)	(974,835)
Total stockholders' equity	656,445	657,444
Total liabilities and stockholders' equity	$2,483,737	$2,211,996

AvidXchange Holdings, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2023	2022	2021
Cash flows from operating activities
Net loss	$(47,325)	$(101,284)	$(199,649)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization expense	35,912	32,842	30,738
Amortization of deferred financing costs	431	1,357	1,357
Provision for doubtful accounts	2,957	4,989	2,147
Stock-based compensation	40,856	31,838	21,428
Fair value adjustment of contingent consideration	-	-	(122)
Accrued interest	728	815	881
Impairment and write-off on intangible and right-of-use assets	-	2,777	1,412
Loss on fixed asset disposal	-	36	36
Accretion of investments held to maturity	(5,326)	(2,108)	-
Debt extinguishment loss	-	1,579	-
Value of donated common stock	1,667	1,473	4,143
Noncash expense on contract modification - related party	-	-	50,000
Fair value adjustment to derivative instrument	-	-	26,128
Deferred income taxes	721	216	(4,728)
Changes in operating assets and liabilities
Accounts receivable	(8,289)	(10,289)	(4,713)
Prepaid expenses and other current assets	491	(2,324)	(1,759)
Other noncurrent assets	1,605	(707)	(2,367)
Deferred customer origination costs	621	(8)	(4,152)
Accounts payable	2,862	(3,385)	(12,377)
Deferred revenue	(1,956)	(330)	21,910
Accrued expenses and other liabilities	(16,981)	14,036	1,560
Operating lease liabilities	(523)	(224)	(540)
Total adjustments	55,776	72,583	130,982
Net cash provided by (used in) operating activities	8,451	(28,701)	(68,667)
Cash flows from investing activities
Purchases of marketable securities held to maturity	(273,995)	(385,022)	-
Proceeds from maturity of marketable securities held to maturity	345,661	276,144	-
Purchases of equipment	(2,254)	(3,149)	(1,395)
Purchases of real estate	-	(767)	(14,050)
Purchases of intangible assets	(16,050)	(24,655)	(16,931)
Proceeds from sales of property and equipment	-	-	5
Acquisition of business, net of cash acquired	-	-	(46,089)
Contingent consideration and deferred obligation payments near acquisition date	-	-	(1,292)
Supplier advances, net	(1,416)	(2,899)	(4,355)
Net cash provided by (used in) investing activities	51,946	(140,348)	(84,107)
Cash flows from financing activities
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions and other offering costs, including exercise of overallotment option	-	-	627,981
Proceeds from the issuance of long-term debt	-	67,367	3,471
Repayments of long-term debt	(1,625)	(106,390)	-
Principal payments on land promissory note	(4,800)	(4,800)	(1,000)
Principal payments on finance leases	(521)	(844)	(1,139)
Proceeds from issuance of common stock	1,570	1,448	2,820
Proceeds from issuance of shares under ESPP	2,233	1,570	-
Convertible preferred stock redeemed	-	-	(169,000)
Debt issuance costs	(743)	(1,212)	-
Payment of acquisition-related liability	(100)	(344)	-
Payment service obligations	294,832	41,478	1,104,726
Net cash provided by (used in) financing activities	290,846	(1,727)	1,567,859
Net increase (decrease) in cash, cash equivalents, and restricted funds held for customers	351,243	(170,776)	1,415,085

Cash, cash equivalents, and restricted funds held for customers
Cash, cash equivalents, and restricted funds held for customers, beginning of year	1,634,387	1,805,163	390,078
Cash, cash equivalents, and restricted funds held for customers, end of year	$1,985,630	$1,634,387	$1,805,163

AvidXchange Holdings, Inc.

Consolidated Statements of Cash Flows (continued)

(in thousands)

	Year Ended December 31,
	2023	2022	2021
Supplementary information of noncash investing and financing activities
Right-of-use assets obtained in exchange for new finance lease obligations	$81	$712	$174
Right-of-use assets obtained in exchange for new operating lease obligations	362	2,831	877
Purchase of real estate in exchange for promissory note	-	-	21,500
Common stock issued on conversion of convertible preferred stock and convertible common stock liability	-	-	724,649
Common stock issued in business combination	-	-	31,000
Common stock issued as contingent consideration	-	344	500
Initial fair value of contingent consideration and deferred payment obligation at acquisition date	-	-	2,672
Property and equipment and intangible asset purchases in accounts payable and accrued expenses	675	400	768
Options issued in connection with bonus compensation	-	-	49
Interest paid on notes payable	6,510	12,880	10,486
Interest paid on finance leases	5,857	5,774	7,384
Cash paid for income taxes	304	125	63

AvidXchange Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation from Revenue to Non-GAAP Gross Profit and Non-GAAP Gross Margin:
Total revenues	$104,064	$86,175	$380,720	$316,350
Expenses:
Cost of revenues (exclusive of depreciation and amortization expense)	(30,846)	(31,188)	(121,307)	(117,864)
Depreciation and amortization expense	(5,949)	(5,074)	(22,106)	(19,004)
GAAP Gross profit	$67,269	$49,913	$237,307	$179,482
Adjustments:
Stock-based compensation expense	1,135	983	4,687	4,113
Depreciation and amortization expense	5,949	5,074	22,106	19,004
Non-GAAP gross profit	$74,353	$55,970	$264,100	$202,599
GAAP Gross margin	64.6%	57.9%	62.3%	56.7%
Non-GAAP gross margin	71.4%	64.9%	69.4%	64.0%

Reconciliation from Net Loss to Non-GAAP Net Loss:
Net loss	$(4,473)	$(25,029)	$(47,325)	$(101,284)
Exclude: Provision for income taxes	856	114	1,195	321
Loss before taxes	(3,617)	(24,915)	(46,130)	(100,963)
Amortization of acquired intangible assets	3,623	3,623	14,493	14,575
Stock-based compensation expense	9,675	8,071	40,856	31,838
Transaction and acquisition-related costs	-	1,708	(7)	1,988
Non-recurring items not indicative of ongoing operations(1)	1,133	2,659	5,541	3,945
Charitable contribution of stock	1,667	1,473	1,667	1,473
Total net adjustments	16,098	17,534	62,550	53,819
Non-GAAP income (loss) before taxes	12,481	(7,381)	16,420	(47,144)
Non-GAAP tax expense (2)	3,108	114	4,089	321
Non-GAAP net income (loss)	$9,373	$(7,495)	$12,331	$(47,465)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(4,473)	$(25,029)	$(47,325)	$(101,284)
Depreciation and amortization	9,397	8,458	35,912	32,842
Interest income	(6,070)	(4,258)	(20,890)	(7,164)
Interest expense	3,413	5,488	13,519	20,749
Provision for income taxes	856	114	1,195	321
Stock-based compensation expense	9,675	8,071	40,856	31,838
Transaction and acquisition-related costs	-	1,708	(7)	1,988
Non-recurring items not indicative of ongoing operations (1)	1,133	2,659	5,541	3,945
Charitable contribution of stock	1,667	1,473	1,667	1,473
Adjusted EBITDA	$15,598	$(1,316)	$30,468	$(15,292)

(1) For the three months ended December 31, 2023, this amount is primarily comprised of $1,880 of restructuring costs, $507 of insurance recoveries related to the cybersecurity incident that was detected in April 2023, and $176 benefit from the adjustment of accruals related to costs incurred in connection with the cybersecurity incident. For the year ended December 31, 2023, this amount is primarily comprised of $3,698 of response costs, including professional services and legal fees, incurred in connection with the cybersecurity incident, net of insurance recoveries and $1,880 of restructuring costs. For the three months ended December 31, 2022, includes $2,777 related to impairment of ROU asset. For the twelve months ended December 31, 2022, includes $1,526 of restructuring costs, a benefit of $308 for a liability release related to the FastPay acquisition that closed in July 2021, and $2,777 of impairment of ROU asset.

(2) Non-GAAP tax expense is based on the Company's blended tax rate of 24.9% in periods the Company has Non-GAAP income before tax. In periods the Company is in a non-GAAP loss position, tax expense is based on GAAP tax expense.

AvidXchange Holdings, Inc.

Buyer Customer Count Schedule

	As of December 31,
Buyer Customer Count	2023	2022	2021
Buyer customers, as reported	8,000	8,800	8,000
Buyer customers, excluding Create-a-Check customers	8,000	7,400	6,700